UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 9, 2025

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)
(318)
388-9000
(Registrant’s telephone number, including area code)

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14 th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
(720)
888-1000
(Registrant’s telephone number, including area code)

Qwest Corporation
(Exact name of registrant as specified in its charter)

Colorado	001 - 03040	84 -0273800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14 th Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
(318)
388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Lumen Technologies, Inc.	Common Stock, no-par value per share	LUMN	New York Stock Exchange
Lumen Technologies, Inc.	Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Qwest Corporation	6.5% Notes Due 2056	CTBB	New York Stock Exchange
Qwest Corporation	6.75% Notes Due 2057	CTDD	New York Stock Exchange
Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 9, 2025, Andrea Genschaw submitted her resignation as Chief Accounting Officer and Controller of Lumen Technologies, Inc. (the “Company”), effective September 23, 2025 (the “Effective Date”), in order to assume a Chief Financial Officer position at another publicly-traded company. Ms. Genschaw’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Genschaw leaves the Company with a strong accounting organization in place and the Company thanks her for her many contributions.
On September 12, 2025, consistent with the Company’s long-term succession plan, the Company’s Board of Directors (the “Board”) appointed Donald Holt as the Company’s Chief Accounting Officer and Controller, effective on the Effective Date. Also on September 12, 2025, the Boards of Directors of Qwest Corporation and Level 3 Parent, LLC each appointed Mr. Holt as their respective Chief Accounting Officer and Controller, effective September 23, 2025.
Mr. Holt, age 49, has served as the Company’s Vice President and Assistant Controller since September 2023. He served in several other roles of increasing responsibility within the Company’s finance organization, including as Senior Director, Margin Accounting from June 2021 to September 2023 and as Senior Director, Accounting and Reporting from April 2016 to May 2021. Prior to that, he served as Assistant Controller at Intrepid Potash, a U.S. producer of potash, from January 2014 to March 2016, as Controller of Cummins Rocky Mountain LLC, an engine manufacturer, from August 2012 to December 2013, as Director of SEC Reporting at Qwest Communications International Inc. from November 2008 through and following its acquisition by the Company until July 2012 and as Director of Technical Accounting at Vail Resorts, Inc., a premier mountain resort company, from August 2004 to November 2008. Mr. Holt started his career as an Auditor at Deloitte. Mr. Holt received his B.S.B. in Accounting from the University of Minnesota and is an active CPA.
In connection with Mr. Holt’s appointment, the Board’s Human Resources and Compensation Committee has approved the following changes to Mr. Holt’s compensation:

•	Mr. Holt’s salary will increase to $350,000, effective on the Effective Date.

•	Mr. Holt’s target short-term incentive annual bonus target will increase to 70% of annual base salary, effective on the Effective Date.

•	The target value for Mr. Holt’s long-term incentive award will be increased to $425,000 per year.

•
Mr. Holt will receive a
one-time
long-term incentive cash award opportunity of $150,000, with such award to be paid out ratably on the first through third anniversaries of the Effective Date, subject to continued employment.

•
Mr. Holt will receive a
one-time
restricted stock award comprised of that number of shares of restricted stock calculated by dividing $150,000 by the 15 trading day trailing volume weighted average price of the Company’s common stock ending on the trading date immediately preceding the Effective Date, which will vest in equal installments on each of the first through third anniversaries of the Effective Date, subject to continued employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc., Level 3 Parent, LLC, and Qwest Corporation have duly caused this Current Report on Form
8-K
to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: September 15, 2025	By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

LEVEL 3 PARENT, LLC

Dated: September 15, 2025	By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

QWEST CORPORATION

Dated: September 15, 2025	By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer